PLAN AND ARTICLES OF MERGER
OF

CONSTRUCTION PR ODUCTS INTERNATIONAL
A.K.A. CONSTRUCTION PRODUCTS INTERNATIONAL INC.
A NEVADA CORPORATION

INTO

SPORTS POUCH BEVERAGE COMPANY, INC.
A CALIFORNIA CORPORATION

THE UNDERSIGNED CORPORATIONS DO HERBY CERTIFY:

ARTICLES OF MERGER

ARTICLES OF MERGER (these "Articles") made and entered into as of September 2, 2004 by and between **Construction Products International A.K.A. Construction Products International Inc.**, a Nevada corporation and **SPORTS POUCH BEVERAGE COMPANY, INC.**, a California corporation. These Articles are adopted pursuant to California State Laws. All of such laws expressly permit the merger described herein subject to and pursuant to all of the terms and conditions as set forth herein.

ARTICLE I
SURVIVOR CORPORATION

SPORTS POUCH BEVERAGE COMPANY, INC., the California Corporation, shall be the "Survivor Corporation".

ARTICLE II
SHARES AUTHORIZED AND OUTSTANDING

On the date of these Articles of Merger, Construction Products International A.K.A. Construction Products International Inc. (Nevada) has authority to issue 500,000,000 shares of Common Stock, of which 47,369,921 are issued and outstanding.

On the date of these Articles of Merger, SPORTS POUCH BEVERAGE COMPANY, INC. (California) has authority to issue 100,000,000 shares of Common Stock, $.001 par value, of which 29,500,000 shares are issued and outstanding, of which no preferred shares are issued and outstanding.

ARTICLE III
SHAREHOLDER VOTE

On August 25, 2004 in a proxy meeting, a majority of the shareholders entitled to vote on this action constituting the outstanding shares of Construction Products International A.K.A. Construction Products International Inc. (Nevada) Common Stock approved the Agreement and Plan of Merger to merge Construction Products International A.K.A. Construction Products International Inc. (Nevada) into SPORTS POUCH BEVERAGE COMPANY, INC. (California). Said number of votes was sufficient for approval by the shareholders. The plan of merger was duly authorized by 50.70% of all action required by the laws under which it was incorporated and by its constituent documents.

On September 1, 2004 in a special meeting held for the shareholders entitled to vote on the action, a majority of the outstanding shares of SPORTS POUCH BEVERAGE COMPANY, INC. (California) Common Stock approved the Agreement and Plan of Merger to merge Construction Products International A.K.A. Construction Products International Inc. (Nevada) into SPORTS POUCH BEVERAGE COMPANY, INC. (California). Said number of votes was sufficient for approval by the shareholders. The plan of merger was duly authorized by all action required by the laws under which it was incorporated and by its constituent documents.

ARTICLE IV
PLAN OF MERGER

The executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation SPORTS POUCH BEVERAGE COMPANY, INC. (California). Said address is: 2061 Wright Avenue, Suite A3, LaVerne, CA 91750.

The Survivor Corporation will furnish a copy of the Agreement and Plan of Merger to any shareholder of any constituent corporation.

The terms of the Agreement and Plan of Merger are as follows:

(1) Construction Products International A.K.A. Construction Products International Inc. (Nevada) shall be merged with and into SPORTS POUCH BEVERAGE COMPANY, INC. (California) and SPORTS POUCH BEVERAGE COMPANY, INC. (California) shall survive the merger ("Merger"), effective upon the date when the Agreement and Plan of Merger is made effective in accordance with applicable laws (the "Effective Date").

(2) Governing Documents. The Bylaws of SPORTS POUCH BEVERAGE COMPANY, INC. (California), in effect on the Effective Date, shall continue to be the Bylaws of SPORTS POUCH BEVERAGE COMPANY, INC. (California) as the Survivor Corporation without change or amendment until further amended in accordance with the provisions thereof and applicable laws.

(3) Issuance of Additional Shares. The Corporation at this time shall not issue any additional shares, other than the shares required to do this merger and until the merger is complete.

(4) Reverse stock split restriction Subsequent to the change of control, the new Board of Directors of the Survivor Corporation shall agree not to effectuate a reverse stock split for a period of one year from the date of Closing.

(5) Terms and Conditions of the Merger.

(a) The terms and conditions of the merger are, and the manner and basis of converting shares of each corporation into shares of the surviving corporation are as follows: upon effectiveness of the merger, all outstanding common shares of Construction Products International A.K.A. Construction Products International Inc. (Nevada), (namely 47,369,921 shares) shall be converted to approximately 47,369 common shares of SPORTS POUCH BEVERAGE COMPANY, INC. (California) on the basis of one (1) share of SPORTS POUCH BEVERAGE COMPANY, INC. common stock for each one thousand shares of common stock of Construction Products International A.K.A. Construction Products International Inc. (Nevada).

(b) Construction Products International A.K.A. Construction Products International, Inc. (CIXP) has voted to reverse it's 47,369,921 outstanding shares by one-thousand (1000) to one with no shareholder being reversed below 100 shares which is a whole lot. The shareholders currently holding less than 100 shares will not be reversed.

(c) The SPORTS POUCH BEVERAGE COMPANY, INC. of California has 29,550,000 shares of common stock outstanding, of which the majority voted in favor of the merger effective August 24, 2004.

(d) The effective date of the merger shall be the date this document is filed with the Department of Corporations of the State of Nevada.

(6) Lockup Agreement. There is no lockup agreement effective at this time.

(7) Resignation of Officers and Directors. Each of the current officers and directors of Construction Products International A.K.A. Construction Products International Inc. (Nevada) shall have delivered to SPORTS POUCH BEVERAGE COMPANY, INC. (California) written resignations effective as of the effective date of the Merger (the "Effective Date").

(8) Further Assurances. From time to time, as and when required by the Survivor Corporation or by its successors and assigns, there shall be executed and delivered on behalf of Construction Products International A.K.A. Construction Products International Inc. (Nevada) such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in the Survivor Corporation the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Construction Products International A.K.A Construction

(9) *Access to Documentation.* Prior to the merger, Construction Products International A.K.A. Construction Products International Inc. (Nevada) and SPORTS POUCH BEVERAGE COMPANY, INC. (California) shall provide each other full access to their books and records, and shall furnish financial and operating data and such other information with respect to their business and assets as may reasonably be requested from time to time. If the proposed transaction is not consummated, all parties shall keep confidential any information (unless ascertainable from public filings or published information) obtained concerning each other's operations, assets and business.

(10) *Abandonment.* At any time before the effective Date, the Agreement and Plan of Merger and the Articles of Merger may be terminated and the merger may be abandoned by the Board of Directors of either Construction Products International A.K.A. Construction Products International Inc. (Nevada) or SPORTS POUCH BEVERAGE COMPANY, INC. (California) or both, notwithstanding approval of the Agreement and Plan of Merger by the shareholders of Construction Products International A.K.A. Construction Products International Inc. (Nevada) or the shareholders of SPORTS POUCH BEVERAGE COMPANY, INC. (California) or both.

IN WITNESS WHEREOF, these Articles of Merger, having first been duly approved by resolution of the Boards of Directors of Construction Products International A.K.A. Construction Products International Inc. (Nevada) and SPORTS POUCH BEVERAGE COMPANY, INC. (California) and their respective shareholders, is hereby executed on behalf of each of said two corporations by their respective officers thereunto duly authorized.

Construction Products International
A.K.A. Construction Products International Inc. ATTEST:
A Nevada corporation

Chairman/CEO Secretary

SPORTS POUCH BEVERAGE COMPANY, INC. ATTEST:
A California corporation

Chairman/CEO Secretary

VERIFICATION

The undersigned, after being duly sworn, does hereby depose and state, that he is the Chairman/CEO of Construction Products International A.K.A. Construction Products International Inc., a Nevada corporation, and that he has read the foregoing Articles of Merger and knows the contents thereof, and does hereby certify that these Articles of Merger contain a truthful statement of the Agreement and Plan of Merger as duly adopted by the Board of Directors by a majority of the stockholders of the corporation.

[signature]
Chairman/CEO

State of)
)ss.
County of)

On the 21 day of September 2004 personally appeared before me the Chairman/CEO of Construction Products International A.K.A. Construction Products International Inc., a Nevada corporation, the signer of the above instrument who duly acknowledged to me that he executed the same on behalf of said corporation pursuant to duly adopted director's resolutions.

Karen Diamond
NOTARY PUBLIC

500 Lica Rd #12
Address

Deerfield Bch Fl

My Commission Expires: 6/27/08

SEAL

KAREN DIAMOND
MY COMMISSION # DD 332334
EXPIRES: June 27, 2008
Bonded Thru Notary Public Underwriters

VERIFICATION

The undersigned, after being duly sworn, does hereby depose and state, that he is the Chairman/CEO of SPORTS POUCH BEVERAGE COMPANY, INC., a Nevada corporation, and that he has read the foregoing Articles of Merger and knows the contents thereof, and does hereby certify that these Articles of Merger contain a truthful statement of the Agreement and Plan of Merger as duly adopted by the Board of Directors by a majority of the stockholders of the corporation.

[signature]
Chairman/CEO

State of California)
)ss.
County of Los Angeles

On the 27th day of August 2004, personally appeared before me the Chairman/CEO of SPORTS POUCH BEVERAGE COMPANY, INC., a Nevada corporation, the signer of the above instrument who duly acknowledged to me that he executed the same on behalf of said corporation pursuant to duly adopted director's resolutions.

[signature]
NOTARY PUBLIC

Address

My Commission Expires: 4-29-08

SEAL

HERLINDA GAMBOA
NOTARY PUBLIC - CALIFORNIA
LOS ANGELES COUNTY